UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 21, 2007	000-52495
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0504006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1839

(Registrant’s telephone number, including area code)

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Pacific Copper Corp. (the “Company”) has appointed Rakesh Malhotra as Chief Financial Officer of the Company, following the resignation of George Orr as Chief Financial Officer. There were no disagreements between the Company and Mr. Orr with respect to the Company’s operations, policies or practices. Mr. Orr resigned as of April 30, 2007.

Mr. Malhotra is a United States certified public accountant and a Canadian chartered accountant with considerable finance and accounting experience. Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India) and worked for a large accounting firm, A.F Ferguson & Co. (Indian correspondent for KPMG) and obtained his CA designation in India. Having practiced as an accountant for over 10 years in New Delhi, he moved to the Middle East and worked for 5 years with the highly successful International Bahwan Group of Companies in a senior finance position. Mr. Malhotra is a CPA (Illinois) and also holds a Canadian CA designation. He worked as a Chartered Accountant with a mid-sized Chartered Accounting firm in Toronto performing audits of public companies and has worked for over four years as vice president of finance for a private group of service companies in Toronto, Ontario. Mr. Malhotra has more than 20 years of experience in accounting and finance. He has substantial experience with consolidations, treasury management and financial statement audit. He also serves as the Chief Financial Officer for Yukon Gold Corporation, Inc. Mr. Malhotra is 50 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COPPER CORP.

Date: May 21, 2007	By:	/s/ Stafford Kelley
		Name:	Stafford Kelley
		Title:	Secretary